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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 18, 2005


                              VIGNETTE CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                     000-25375                 74-2769415
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)


                1301 South MoPac Expressway, Austin, Texas 78746
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (512) 741-4300


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


On January 18, 2005, the Compensation Committee (the "Committee") of the Board of Directors of Vignette Corporation (the "Company") implemented a retention program for certain executive officers and other key employees. The retention program includes payment of a cash bonus and a grant of restricted shares pursuant to the 1999 Equity Incentive Plan (the "1999 Plan"). The cash bonus is payable in two equal installments on June 17, 2005 and December 16, 2005. The restricted shares were granted on January 18, 2005 and vest 100% on May 15, 2006. The executive officers of the Company received benefits under the retention program as follows: 39,682 shares of restricted stock and a cash bonus of $50,000 to the Company's Chief Financial Officer, Charles Sansbury; 39,682 shares of restricted stock and a cash bonus of $50,000 to the Company's Senior Vice President and General Counsel, Bryce M. Johnson; and 39,682 shares of restricted stock and a cash bonus of $50,000 to the Company's Vice President of Development, Leo E. Brunnick.


Item 9.01.      Financial Statements and Exhibits

         (c) Exhibits.

         Number              Description
         ------              -----------
         99.1                Vignette Corporation 1999 Equity Incentive Plan
                             Notice of Restricted Stock Award and Restricted
                             Stock Agreement



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     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VIGNETTE CORPORATION


Date:    January 21, 2005               By:/s/ Charles Sansbury
                                           --------------------
                                           Charles Sansbury
                                           Chief Financial Officer



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